UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2005

SHOPKO STORES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10876	41-0985054
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

700 Pilgrim Way

Green Bay, Wisconsin 54304

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (920) 429-2211

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On October 16, 2005, ShopKo Stores, Inc. (the “Company”) received a binding written offer from an affiliate of Sun Capital Partners (“Sun Capital”) to acquire the Company at $26.50 per share on terms substantially the same as the previously announced existing merger agreement between the Company and Badger Retail Holding, Inc., an affiliate of Goldner Hawn Johnson & Morrison Incorporated (“GHJM”).  The Sun Capital affiliate’s offer is not subject to a financing condition or further due diligence.

The GHJM affiliate subsequently offered to amend the existing merger agreement with the Company to increase the merger consideration from $25.50 per share to $27.00 per share.  In addition, the offer provides that the break-up fee payable under the merger agreement with the GHJM affiliate would be increased from $13.5 million to $27 million, the amount of the break-up fee under the merger agreement before a recent amendment.

The Special Committee of the Company’s Board of Directors has requested each of the Sun Capital affiliate and the GHJM affiliate to deliver its “best and final” offer.  The Special Committee will review the offers it receives in due course.

On October 17, 2005, the Company issued a press release announcing the foregoing information.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The special meeting of the Company’s shareholders scheduled for Monday, October 17, 2005 was adjourned until Wednesday, October 26, 2005 without any vote on the proposals previously submitted to the Company’s shareholders in connection with the merger agreement with the GHJM affiliate.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

Statements in this report other than historical facts constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.  All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  For example, the Company may not be able to complete the proposed merger with the GHJM affiliate on the terms in the existing merger agreement or as proposed to be amended or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval, the failure to obtain financing to consummate the merger or the failure to satisfy the other closing conditions.  These factors, and other factors that may affect the business or financial results of the Company are described in the Company’s filings with the SEC, including the Company’s annual report on Form 10-K for the fiscal year ended January 29, 2005, as amended.

ADDITIONAL INFORMATION

In connection with the Company’s solicitation of proxies with respect to the meeting of shareholders called in connection with the proposed merger with the GHJM affiliate, the Company has filed with the SEC, and furnished to shareholders of the Company, a definitive proxy statement and proxy supplements dated September 19, 2005 and October 4, 2005.  Shareholders are advised to read the definitive proxy statement and proxy supplements distributed to shareholders because they contain important information.  Shareholders are able to obtain a free-of-charge copy of the definitive proxy statement and proxy supplements and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov, by directing a request by mail or telephone to ShopKo Stores, Inc., P.O. Box 19060, Green Bay, WI 54307, Attention: Corporate Secretary, Telephone: 920-429-2211, or from the Company’s website, http://www.shopko.com.

The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger.  Information regarding the persons who may be considered “participants” in the solicitation of proxies, including their beneficial ownership of Company common stock as of August 1, 2005, is set forth in the Company’s definitive proxy statement as filed with the SEC.  Information regarding certain of these persons and their beneficial ownership of Company common stock as of April 30, 2005 is also set forth in the Company’s annual report on Form 10-K for the fiscal year ended January 29, 2005, as amended.

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated October 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOPKO STORES, INC.

Date:  October 17, 2005

/s/ Steven R. Andrews

Steven R. Andrews

Senior Vice President
Law and Human Resources

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 17, 2005